                               AGREEMENT OF SALE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT PACIFIC DAYLIGHT TIME, ON JULY 25, 1997 (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED.

The undersigned Limited Partner (the "Seller") does hereby tender and sell, assign, transfer, convey and deliver (the "Sale") to Grape Investors, LLC, a Delaware limited liability company ("Grape" or the "Purchaser"), upon the terms and conditions set forth in the Offer to Purchase and this Agreement of Sale ("Agreement"), which together with any supplements or amendments collectively constitute the Offer, all of the Seller's right, title and interest in Interests as that term is defined in the Amended Agreement of Limited Partnership (the "Partnership Agreement") of Damson/Birtcher Realty Income Fund II (the "Partnership") being sold pursuant to this Agreement for a purchase price of $1,645 for each .01 percent of Interests which amount will be reduced by any and all cash distributions from all sources made by the Partnership after June 1, 1997, including without limitation those classified as a return of capital, and until the date that Grape becomes a substituted Limited Partner as that term is defined in the Partnership Agreement, without regard to the record date.

A CASH PAYMENT FOR YOUR INTEREST WILL BE MADE TO YOU WITHIN 10 BUSINESS DAYS FOLLOWING THE EXPIRATION DATE PROVIDED GRAPE HAS RECEIVED FROM YOU A PROPERLY COMPLETED AND DULY EXECUTED AGREEMENT OF SALE.

The Seller hereby represents and warrants to the Purchaser that the Seller owns such Interests and has full power and authority to validly sell, assign, transfer, convey, and deliver to the Purchaser such Interests, and that when any such Interests are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such Interests will not be subject to any adverse claim. The Seller further represents and warrants that the Seller is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, the Seller does not own, beneficially or of record, more than 5 percent of the outstanding Interests.

Such Sale shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions from all sources made after June 1, 1997, including without limitation those classified as a return of capital, voting rights and other benefits of any nature whatsoever, distributable or allocable to such Interests under the Partnership Agreement. Upon the execution of this Agreement by the Seller, Purchaser shall have the right to receive all benefits and cash distributions from all sources made by the Partnership after June 1, 1997, including without limitation those classified as a return of capital, and otherwise exercise all rights of beneficial ownership of such Interests.

Seller, by executing this Agreement, hereby irrevocably constitutes and appoints Purchaser as its true and lawful agent and attorney-in-fact with respect to the Interests with full power of substitution. This power of attorney is an irrevocable power, coupled with an interest of the Seller to Purchaser, to (i) execute, swear to, acknowledge, and file any document relating to the transfer of the ownership of the Interests on the books of the Partnership that are maintained with respect to the Interests and on the Partnership's books maintained by the General Partner of the Partnership, or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Seller as a Limited Partner of the Partnership, (ii) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Interests, (iii) deliver the Interests and transfer ownership of the Interests on the books of the Partnership that are maintained with respect to the Interests and on the Partnership's books, maintained by the Partnership's General Partner, (iv) endorse on the Seller's behalf any and all payments which are made payable to the Seller, received by Purchaser from the Partnership for any period on or after June 1, 1997, in favor of Purchaser, (v) execute on the Seller's behalf, any applications for transfer and any distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement, and (vi) receive all benefits and distribution from all sources, including without limitation those classified as a return of capital, and amend the books and records of the Partnership, including Seller's address of record, to direct distributions from all sources to Purchaser as of the effective date of this Agreement and otherwise exercise all rights of beneficial owner of the Interests. Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

SELLER DOES HEREBY DIRECT AND INSTRUCT THE PARTNERSHIP AND ITS GENERAL PARTNER IMMEDIATELY UPON THEIR RECEIPT OF THIS AGREEMENT OF SALE (I) TO AMEND THE BOOKS AND RECORDS OF THE PARTNERSHIP TO CHANGE THE SELLER'S ADDRESS OF RECORD TO GRAPE INVESTORS, LLC, C/O ARLEN CAPITAL ADVISORS, 1650 HOTEL CIRCLE NORTH, SUITE 200, SAN DIEGO, CALIFORNIA 92108, AND (II) TO FORWARD ALL DISTRIBUTIONS FROM ALL SOURCES AND ALL OTHER INFORMATION TO BE RECEIVED BY SELLER TO GRAPE INVESTORS, LLC TO THE ADDRESS SET FORTH IN (I) ABOVE.

Seller and Purchaser do hereby release and discharge the General Partner and their affiliates and each of their respective officers, directors, shareholders, employees, and agents from all actions, causes of actions, claims or demands Seller has, or may have, against any such person that result from such party's reliance on this Agreement or any of the terms and conditions contained herein. Seller and Purchaser do hereby indemnify and hold harmless the Partnership and the General Partner and their affiliates and each of their respective officers, directors, shareholders, employees, and agents from and against all claims, demands, damages, losses, obligations, and responsibilities arising, directly or indirectly, out of a breach of any one or more of their respective representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The Seller hereby certifies, under penalties of perjury, that (i) the tax identification number shown on this form is the Seller's correct Taxpayer Identification Number; and (ii) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

By executing this Agreement, the undersigned Limited Partner represents that either (a) the undersigned Limited Partner is not a plan subject to Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan; or (b) the tender and acceptance of Interests pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

The undersigned recognizes that, if proration is required pursuant to the terms of the Offer, the Purchaser will accept for payment from among those Interests validly tendered on or prior to the Expiration Date and not properly withdrawn, the maximum number of Interests permitted pursuant to the Offer on a pro rata basis, with adjustments to avoid purchases of certain fractional Interests and to comply with Section XV of the Partnership Agreement, based upon the number of Interests validly tendered prior to the Expiration Date and not properly withdrawn. The undersigned understands that a tender of Interests to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Interests tendered hereby. In such event, the undersigned understands that any Agreement for Interests not accepted for payment will be destroyed by the Purchaser. Except as stated in the Offer to Purchase, this tender is irrevocable, provided that Interests tendered pursuant to the Offer may be withdrawn at any time prior to the applicable Expiration Date.

This Agreement shall be governed by and construed in accordance with the laws of the State of California. Seller waives any claim that California or the Southern District of California is an inconvenient forum, and waives any right to trial by jury.

The undersigned Seller (including any joint owner(s)) owns and wishes to assign the number of Interests set forth below. By its own or its Authorized Signatory's signature below, the Seller hereby assigns its entire right, title and interest to the Interests to the Purchaser.

By executing this Agreement the Seller hereby acknowledges to the General Partner that the Seller desires to withdraw as a Limited Partner as to the Interests referenced herein and hereby directs the General Partner to take all such actions as are necessary to accomplish such withdrawal, and appoints the General Partner the agent and attorney-in-fact of the Limited Partner, to execute, swear to, acknowledge and file any document or amend the books and records of the Partnership as necessary or appropriate for the withdrawal of the Limited Partner.


IN WITNESS WHEREOF the Limited Partner has executed, or caused its Authorized Signatory to execute, this Agreement.





____________________________
Print Seller(s) Name Clearly


____________________________                  ____________________________
Seller's Signature                            Joint Seller's Signature

MEDALLION GUARANTEE                           MEDALLION GUARANTEE
(Medallion Guarantee for                      (Medallion Guarantee for
 EACH Seller's signature)                      EACH Seller's signature)


                                              Purchaser/Grape Investors, LLC
                                              By: Its Manager, Arlen Capital
                                                  Advisors, LLC


                                              By: ____________________________
                                                   Authorized Representative

                            INFORMATION & INSTRUCTION PAGE


TO PROPERLY COMPLETE THIS AGREEMENT OF SALE, YOU MUST PROVIDE ALL OF THE REQUIRED INFORMATION ON THIS PAGE. SEE INSTRUCTIONS TO COMPLETE THE SALES AGREEMENT.


________________________________  Home Telephone Number

________________________________  Office Telephone Number

________________________________  Mailing Address

________________________________  City, State, Zip Code

________________________________  State of Residence

________________________________  Social Security/Tax ID No.

________________________________  Date

________________________________  Sales Price for Seller Interests being sold pursuant to this Agreement


           / /    Check here if you wish to sell ALL of your Interests



      PLEASE CALL US AT (800) 891-4105 IF YOU HAVE ANY QUESTIONS REGARDING
                          THE SALE OF YOUR INTERESTS.
                 YOU MUST MAIL EXECUTED ORIGINAL TO PURCHASER


INSTRUCTIONS TO COMPLETE AGREEMENT OF SALE

ALL SIGNATURES MUST BE MEDALLION GUARANTEED

BENEFICIAL OWNER OF RECORD SHOULD:
---------------------------------
1.  COMPLETE and SIGN Agreement.
2.  Medallion Guarantee required.
3.  Indicate Number of Interests Owned and/or To Be Sold.
4.  Return Agreement in Envelope Provided.


JOINT OWNERSHIP
---------------
Please have ALL owners of record sign Agreement, and SEPARATELY Medallion Guarantee each signature.


IRA/KEOGH
---------
1.  Beneficial owner must sign Agreement.
2.  Provide Custodian information. (i.e. Name, Company
    Name, Address, Phone No. and Account No.)

DEATH
-----
If any owner is deceased, please enclose a certified copy of Death Certificate. If Ownership is OTHER than Joint Tenants
With Right of Survivorship, please provide Letter of Testamentary or Administration current within 60 days showing your beneficial ownership or executor capacity (in addition to copy of Death Certificate).


CORPORATION
-----------
Corporate resolution required showing authorized signatory.

TRUST, PROFIT SHARING OR PENSION PLAN
-------------------------------------
Please provide title, signature, and other applicable pages of Trust Agreement showing authorized signatory.